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                                                                    EXHIBIT 24.2


                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard C.E. Morgan, E.A. Milo Mattorano and Ronald L. Bencke, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to the Registration Statement on Form S-3 (File No. 333-10665), as filed with the Securities and Exchange Commission (the "Commission") on behalf of Lasertechnics, Inc., a Delaware corporation, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered thereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.



Signature                              Title            Date
---------                              -----            ----


/s/ Richard M. Clarke                  Director    October 16, 1996
---------------------------------
Richard M. Clarke